Exhibit 10.16

                                     SHANNON
                          International Resources Inc.




 September 23, 2004


                                                               Via Fax & Courier
Rally Energy Corp. ("Rally")
Suite 2000, 715 - 5th Avenue SW
Calgary, Alberta  T2P 2X6

Attention: Kenneth A. Morrison, Vice President, Negotiations & Contracts

Dear Sirs:

     Re: Rally Assignment to Shannon International Resources Inc. ("Shannon") Of an Undivided 20% Interest in Prince Edward Island Oil & Gas Permits Numbered 04-01 and 04-04 (collectively the "Permits")

Further to our discussions earlier this week, this letter sets forth our understanding of the terms and conditions under which Rally would assign Shannon an undivided 20% working interest in the Permits.

1.   Definitions

     In this letter (this "Agreement"):

     (a) "Closing" means the fulfillment of the provisions of Clauses 3 and 4 hereof;

     (b) "Closing Time" shall be the time by which the provisions set forth in Clauses 3 and 4 hereof shall have been fulfilled, which time shall be no later than 10:00 p.m. (MDT), September 23, 2004;

     (c)  "Effective Date" means July 31, 2004; and

     (d) "Seaview Well" means the well known in PEI as Rally et al Seaview No. 1 which was drilled under the terms of the Joint Operating Agreement dated October 22, 2001 between Rally, Shannon et al.

2.   Assignment

     Subject to the terms and conditions of this Agreement, Rally hereby agrees to assign, transfer and convey to Shannon as of the Effective Date, an undivided



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           T: 403.538.3706 o F: 403.538.0003 o info@shannon-intl.com o
                              www.shannon-intl.com


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                                      -2-



     20% working interest (the "Assigned Interest") in the Permits. By it: acceptance of the Assigned Interest, Shannon hereby agrees to be assigned < corresponding interest in the joint operating agreement to be executec between Rally and its existing joint venture partner, The Conquistador Trust.

3.   Promissory Notes

     (a) At or prior to the Closing Time, Shannon shall have delivered to Rail) the following promissory notes (the "Notes"), each in a forn satisfactory to Rally, as follows:

          (i) promissory note due December 31, 2004 in the amount of $168,561.74; and
          (ii) promissory note due 30 days after written demand in the amount of $71,145.57 in respect of outstanding AFE costs as described therein.

     (b) In addition to and not in substitution for Rally's rights and remedies with respect to any "Event of Default" as provided for and defined in the Notes, Rally shall have, in the case of any such Event of Default, the right to revoke and terminate the transfer and conveyance to Shannon of the Assigned Interest in the Permits. In such event, Shannon shall do all such further acts and execute and deliver all further deeds and documents as may be reasonably required by Rally in order to restore the status quo ante.

4.   Closing

     Closing shall take place at the offices of Rally at its address as given above. If all of the provisions of Clause 3 have not been fulfilled to Rally's satisfaction by Closing Time, this Agreement shall terminate forthwith and each party hereto shall bear its own costs in connection with this Agreement and the matters contemplated herein and neither party hereto shall have any liability to the other under this Agreement.

5.   Abandonment Liability

     In consideration of the assignment by Rally of the Assigned Interest, Shannon hereby assumes and agrees to pay to Rally the abandonment costs for the Seaview Well as may be attributed to CMB Energy Corp., pursuant to the Joint Operating Agreement dated October 22, 2001 between Rally, Shannon and CMB Energy Corp. In addition, Shannon further affirms and agrees to pay to Rally the abandonment costs as may be attributed to it for the



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                                       -3-




6.   Other Provisions

     (a) This Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of Alberta, Canada, to the exclusion of any conflicts of law rules which would refer the matter to the laws of another jurisdiction.

     (b)  Time shall in all respects be of the essence hereof.

     (c) This Agreement may be executed in any number of counterparts, including those delivered by facsimile, and all such counterparts when taken together shall constitute one and the same agreement. A party hereto delivering an executed counterpart by facsimile shall deliver the original thereof to the other party hereof by overnight courier.

Please confirm your agreement to the terms hereof by signing in the space provided below on both originals hereof and returning one such signed original to our offices today.

 Yours truly,


SHANNON INTERNATIONAL RESOURCES INC.


/s/BLAIR COADY                                       /s/DENNIS BROVARONE
--------------                                       --------------------
Blair Coady                                          Dennis Brovarone
President & CEO                                      Secretary



 Accepted and agreed to this 23rd day of September, 2004

 RALLY ENERGY CORP.

 /s/ KENNETH A. MORRISON
 -----------------------
 Kenneth A. Morrison
 Vice President, Negotiations & Contracts


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DATE:             September 23, 2004                                 $168,566.74
                  ------------------


PROMISSORY NOTE  DUE      December 31, 2004
                          -----------------

In consideration of the assignment by Rally Energy Corp., of a twenty percent (20%) working interest in Prince Edward Island Oil and Natural Gas Permits 04-01 and 04-04, Shannon International Resources Inc., (the "Promisor") promises to pay to Rally Energy Corp., the holder hereof and its successors and assigns (the "Holder"), the principal sum of One Hundred Sixty Eight Thousand, Five Hundred, Sixty-six and 74/100 Canadian Dollars ($168,566.74) on or before December 31, 2004 (the "Maturity Date"). This Note is subject to the following provisions:

1. Interest. The Note shall accrue interest at the prime rate as quoted by Toronto Dominion Bank as of September 30, 2004 to and through the Maturity Date or until an Event of Default as set forth below has occurred. Notwithstanding the preceding sentence, in the event the Note is not repaid on or before the Maturity Date or upon the occurrence and during the continuance of an Event of Default, the Note shall accrue interest from the Maturity Date or the date of such Event of Default at the rate of 18% per annum until paid.

2. Default. If one or more of the following described "Events of Default" shall occur and continue for 30 days (unless a different time frame is noted below):

(a) the Promissor shall default in the payment of principal or interest on this Note; or

(b) the Promissor shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

(c) a trustee, liquidator or receiver shall be appointed for the Promissor or for a substantial part of its property or business without its consent and shall be discharged within thirty (30) days after such appointment; or

(d) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Promissor; or

(e) any money judgment, writ or warrant of attachment, or similar process, in excess of Two Hundred Thousand ($200,000) Canadian Dollars in the aggregate shall be entered or filed against the Promissor or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or



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(f)      bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted voluntarily by or involuntarily against the Promisso; or

g) the Promissor breaches or is in default of any of its obligations pursuant to the assignment letter agreement between the Promissor and the Holder dated September 23, 2004,

then, or at any time thereafter, unless cured within the required period of time, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration and upon which all unpaid principal and interest and any other amounts are due hereunder.), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any additional period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

3. Remedies on Default. In the event that Promissor fails to pay the Note upon the Maturity Date or as may be required by Section 2 hereof, the Holder shall have all rights and remedies of an unsecured creditor permissible under law.

4. Waiver of Presentment, Etc. The Promissor hereby expressly waives presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

5. Attorney's Fees. The Promissor agrees to pay all costs and expenses, including without limitation reasonable attorney's fees and disbursements, which may be incurred by the Holder in collecting any amount due under this Note or in enforcing any of Holder's conversion rights as described herein.

6. Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Promissor and the Holder.

7. Severability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

8. Governing Law. This Note shall be governed by and construed in accordance with the laws of Alberta, Canada applicable to contracts made and wholly to be performed within the Province of Alberta, Canada and shall be binding upon the successors and permitted assigns of each party hereto. The Holder and the Promissor hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of Calgary, Alberta.



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9. Counterparts/Facsimile Signatures This Promissory Note may be executed in two or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each signatory. Signatures by facsimile transmission are binding upon the Promissor and the Promissor shall deliver the originally signed Promissory Note by overnight delivery.

10. Assignment This Promissory Note shall not be assigned by the Promissor unless the Holder provides it's express prior written consent thereto, which consent shall remain in the sole discretion of the Holder. The Holder may assign all or any portion of its interest in this Promissory Note to one or more persons and in the event of any such assignment, the Promissor, upon notice of such assignment, shall pay directly to the assignee any amounts due and payable hereunder that have been so assigned.

11. Indemnity The Promissor hereby agrees to indemnify the Holder from and against all losses, damages, expenses and liabilities that the Holder sustains or incurs as a consequence of any default by the Promissor under any of the provisions of this Promissory Note.

12. Representations and Warranties The Promissory represents and warrants to the Holder as follows:

(a) the Promissor is a corporation duly incorporated and valid existing under the laws of the state of Nevada;

(b) this Note has been duly authorized by all necessary corporate action and has been duly executed and delivered; and

(c) this Note constitutes a legal, valid and binding obligation of the Promissor, enforceable in accordance with its terms.

IN WITNESS WHEREOF, the Promissor has caused this instrument to be duly executed by an officer thereunto duly authorized, all as of the date first hereinabove written.


PROMISSOR:                 SHANNON INTERNATIONAL RESOURCES INC.


/s/ BLAIR COADY                              /s/ DENNIS BROVARONE
---------------                              --------------------
By: Blair Coady, President                  Dennis Brovarone, Secretary



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2

DATE:             September 23, 2004                                  $71,145.57
                  ------------------


PROMISSORY NOTE   DUE      Thirty Days after Written Demand

In consideration of the assignment by Rally Energy Corp., of a twenty percent (20%) working interest in Prince Edward Island Oil and Natural Gas Permits 04-01 and 04-04, Shannon International Resources Inc., (the Promisor) promises to pay to Rally Energy Corp., the holder hereof and its successors and assigns (the "Holder"), the principal sum of Seventy One Thousand, One Hundred, forty five and 57/100 Canadian Dollars ($71,145.57) on or before the thirtieth day after written demand for payment (the "Maturity Date"). This Note is subject to the following provisions:

1. Principal. The principal sum of this note is $71,145.57 which consists of the $38,735.79 Cdn., of outstanding AFE costs of the Promissor, attributed to it by the Joint Operating Agreement for Prince Edward Island Oil and Natural Gas Permit 96-06 dated October 22, 2001 and $32,409.78 Cdn., of outstanding AFE costs of CMB Energy Corp., attributed to it by the above Joint Operating Agreement all of which the Promissor hereby assumes and agrees to pay to Rally Energy Corp., on or before the Maturity Date.

2. Interest. The Note shall accrue interest at the prime rate as quoted by Toronto Dominion Bank as of September 30, 2004 to and through the Maturity Date. Notwithstanding the preceding sentence, in the event the Note is not repaid on or before the Maturity Date, the Note shall accrue interest from the Maturity Date or the date of an Event of Default at the rate of 18% per annum until paid.

3. Remedies on Default. In the event that Promissor fails to pay the Note upon the Maturity Date, the Holder shall have all rights and remedies of an unsecured creditor permissible under law.

4. Waiver of Presentment, Etc. The Promissor hereby expressly waives presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

5. Attorney's Fees. The Promissor agrees to pay all costs and expenses, including without limitation reasonable attorney's fees and disbursements, which may be incurred by the Holder in collecting any amount due under this Note or in enforcing any of Holder's conversion rights as described herein.

6. Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Promissor and the Holder.

7. Severability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

8. Governing Law. This Note shall be governed by and construed in accordance with the laws of Alberta, Canada applicable to contracts made and wholly to be performed within the Province of Alberta, Canada and shall be binding upon the successors and permitted assigns of each party hereto. The Holder and the Promissor hereby consent to exclusive jurisdiction and venue in the courts of Calgary, Alberta.

9. Counterparts/Facsimile Signatures This Promissory Note may be executed in two or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each signatory. Signatures by facsimile transmission are binding upon the Promissor and the Promissor shall deliver the originally signed Promissory Note by overnight delivery.

10. Assignment This Promissory Note shall not be assigned by the Promissor unless the Holder provides its express prior written consent thereto, which consent shall remain in the sole discretion of the Holder. The Holder may assign all or any portion of its interest in this Promissory Note to one or more persons and in the event of any such assignment, the Promissor, upon notice of such assignment, shall pay directly to the assignee any amounts due and payable hereunder that have been so assigned.

11. Indemnity The Promissor hereby agrees to indemnify the Holder from and against all losses, damages, expenses and liabilities that the Holder sustains or incurs as a consequence of any default by the Promissor under any of the provisions of this Promissory Note.

12. Representations and Warranties The Promissor represents and warrants to the Holder as follows:

(a) the Promissor is a corporation duly incorporated and valid existing under the laws of the State of Nevada;

(b) this Note has been duly authorized by all necessary corporate action and has been duly executed and delivered; and

(c) this Note constitutes a legal, valid and binding obligation of the Promissor, enforceable in accordance with its terms.


IN WITNESS WHEREOF, the Promissor has caused this instrument to be duly executed by an officer thereunto duly authorized, all as of the date first hereinabove written.

PROMISSOR:                 SHANNON INTERNATIONAL RESOURCES INC.


/s/ BLAIR COADY                             /s/ DENNIS BROVARONE
---------------                             --------------------
By: Blair Coady, President                  Dennis Brovarone, Secretary